Financial Results for the Second Quarter of the Fiscal Year Ending December 31, 2014 [US GAAP] [Non-consolidated]

August 13, 2014

Company name	Acucela Inc.
Stock exchange listing	Tokyo Stock Exchange Mothers Market (Foreign Stocks)
Code number	4589
URL	http://www.acucela.jp/
Representative	Ryo Kubota
Chairman, President and CEO
Attorney-in-fact	Baker & McKenzie (Gaikokuho Joint Enterprise)
Ken Takahashi (Telephone: 03-6271-9900)
Contact	Tomomi Sukagawa, Director of Investor Relations and Communications
Japan Office, Acucela Inc.
(Telephone: 03-5789-5872)
Scheduled date of quarterly report submission	September 12, 2014
Scheduled date of dividend payment commencement	—
Supplementary materials for quarterly financial results	Yes
Earnings announcement for quarterly financial results	Yes

(Figures rounded down to the nearest thousand)

1. Financial Results for the Six Months Ended June 30, 2014 in FY2014 (January 1, 2014 to June 30, 2014)

(1)	Operating Results (cumulative)

(Unit: US$ in thousands (JPY in thousands), % change from the previous fiscal year)

	Revenue from collaborations (Note 1)		Operating income		Income before income tax		Net Income
FY2014 Q2	19,632 (1,989,899)	-27%	319 (32,334)	-94%	504 (51,085)	-91%	125 (12,670)	-97%
FY2013 Q2	27,003 (2,737,024)	40%	5,643 (571,975)	521%	5,675 (575,218)	568%	3,691 (374,120)	575%

(Note 1) This financial statement line item was presented as "Revenue from collaborations with a related party" in FY 2013 annual Kessan-Tanshin. The change was because Otsuka Pharmaceutical's percentage of ownership decreased due to our IPO, and it was less than 10% as of June 30, 2014; therefore, it was not considered as a related party per US GAAP.

(Note 2) Comprehensive income: FY2014 Q2 US$27 thousand (JPY 2,736 thousands) (-99%); FY2013 Q2 US$3,679 thousand (JPY 372,903 thousands) (574%)

(Unit: US$ (JPY), except for %)

	Basic earnings per share	Diluted earnings per share
FY2014 Q2	0.00 (0)	0.00 (0)
FY2013 Q2	0.08 (8)	0.08 (8)

(2) Financial Position

(Unit: US$ in thousands (JPY in thousands), except for % and per share data)

	Total assets	Net assets	Shareholders’ equity	Shareholders’ equity ratio

As of June 30, 2014	194,326 (19,696,881)	185,647 (18,817,180)	185,647 (18,817,180)	96%
As of December 31, 2013	54,048 (5,478,302)	31,124 (3,154,728)	31,124 (3,154,728)	58%

Note: The original financial statements of the Company for FY2014 Q2 and FY2013 Q2 are expressed in U.S. dollar. Amounts as to operating results and financial position in parentheses are converted amounts (JPY in thousands except for per share amounts (JPY)) at the rate of 1 USD = 101.36, which were the TTM rates quoted by The Bank of Tokyo-Mitsubishi UFJ, Ltd. on June 30, 2014 for the sake of convenience.

2. Dividends

(Unit: US$ (JPY), except for %)	Annual dividend per share
	First Quarter	Second Quarter	Third Quarter	Year-end	Total
FY2013	—	—	—	0	0
FY2014	—	—	—	0	0
FY2014 (forecasts)	—	—	—	0	0

(Note) Revisions to dividends forecast most recently announced: None

3. Projected Financial Results for FY 2014 (January 1st, 2014 to December 31st, 2014)
(Unit: US$ in thousands (JPY in thousands) except for per share amounts, % change from the previous fiscal year)

	Revenue from collaborations (Note 1)		Operating Income		Income before income tax		Net Income		Net income per share
Full Year	61,840 (6,268,102)	17%	836 (84,736)	-88%	433 (43,888)	-94%	264 (26,759)	-94%	0.02 (2)

(Note 1) This financial statement line item was presented as "Revenue from collaborations with a related party" in FY 2013 annual Kessan-Tanshin. The change was because Otsuka Pharmaceutical's percentage of ownership decreased due to our IPO, and it was less than 10% as of June 30, 2014; therefore, it was not considered as a related party per US GAAP.

(Note 2) Revisions to projected financial forecast most recently announced: None

Note: Earnings forecast of the Company is based on U.S. dollar amounts. As to the earnings forecast for FY 2014, amounts in parenthesis are converted amounts (JPY in thousands except for per share amounts (JPY)) at the rate of 1 USD = 101.36, which were the TTM rates quoted by The Bank of Tokyo-Mitsubishi UFJ, Ltd. on June 30, 2014 for the sake of convenience.

4. Others

(1) Changes in significant subsidiaries during the period (changes in specified subsidiaries resulting in a change in scope of consolidation): Not Applicable

(2) Adoption of simplified accounting method or specific accounting methods: Yes. Please see 2. Information for the Summary Information -Others (2) Adoption of accounting methods specific to quarterly financial statements.

(3) Changes in accounting principles, procedures, and the method of presentation
(i) Changes caused by revision of accounting standards, etc: None
(ii) Changes other than (i): None

(4) Number of shares issued and outstanding (common stock)

1) Number of shares issued and outstanding as of the end of the reporting period (including treasury stock):

Number of Shares
FY2014 Q2	35,640,996
FY2013	11,971,728

2) Number of shares of treasury stock as of the end of the reporting period:

Number of Shares
FY2014 Q2	none
FY2013	none

3) Average number of shares outstanding during the reporting period accumulated:

Number of Shares
FY2014 Q2	29,917,800
FY2013 Q2	11,956,022

* Implementation status of quarterly review procedures
This quarterly financial report is exempt from quarterly review procedures as stipulated under the Financial Instruments and Exchange Act of Japan

* Disclaimer Regarding Forward-Looking Statements and Other Items of Note

Forecasts and other forward-looking statements included in this report are based on information currently available and certain assumptions that the Company deems reasonable. Actual performance and other results may differ significantly due to various factors.

TABLE OF CONTENTS

1. Qualitative Information for the Second Quarter of FY2014	1

(1) Qualitative Information on Operating Results	1
(2) Qualitative Information on Financial Position	3
(3) Qualitative Information on Operating Results Forecast	5

2. Information for the Summary Information -Others	5

(1) Changes in significant subsidiaries during the period	5
(2) Adoption of accounting methods specific to quarterly financial statements	5
(3) Changes in accounting policies, changes in accounting estimates and restatements of prior period financial statements due to error correction	5

3. Quarterly Financial Statements and Other Information	6

(1) Condensed Balance Sheets	6
(2) Condensed Statements of Income	7
(3) Condensed Statements of Comprehensive (Loss) Income	8
(4) Condensed Statements of Shareholders' Equity	9
(5) Condensed Statements of Cash Flow	11
(6) Notes regarding Assumption of Going Concern	12
(7) Note regarding Significant Changes in the Amount of Shareholders' Equity	12
(8) Notes on the Financial Statements	12

(Note) Translation from USD into Japanese Yen in this document has been made at JPY101.36 = US$1 (TTM rates quoted by The Bank of Tokyo-Mitsubishi UFJ, Ltd. on June 30, 2014).

1. Qualitative Information for the Second Quarter of FY2014

(1) Qualitative Information on Operating Results

Comparison of Three and Six Months Ended June 30, 2014 to Three and Six Months Ended June 30, 2013
Revenue from collaborations. Revenue from collaborations totaled approximately $9.1 million (JPY 922 million) and $19.6 million (JPY 1,986 million) in the three and six months ended June 30, 2014, representing a decrease of approximately $1.9 million (JPY 192 million) and $7.4 million (JPY 750 million), or 17.6% and 27.3%, respectively, as compared to the prior year. We incurred a $3.0 million (JPY 304 million) and a $6.1 million (JPY 618 million) decrease in revenue under the Rebamipide Agreement in the three and six months ended June 30, 2014, respectively, due to termination of the Rebamipide Agreement in September 2013, as well as a $0.4 million (JPY 40 million) and $1.3 million (JPY 131 million) decrease in revenue related to the completion of the Phase 1/2 study for OPA-6566. These decreases were partially offset by increased activity under our Emixustat Agreement associated with the Phase 2b/3 clinical trial during 2014. Revenue under the Emixustat Agreement increased $1.2 million (JPY 121 million) in the three months ended June 30, 2014. Although there was increased activity under the Emixustat Agreement, there was a net $0.4 million (JPY 40 million) decrease in current year-to-date revenue related to emixustat due to the receipt in the prior year six-month period of a $5.0 million (JPY 506 million) milestone payment associated with the initiation of the Phase 2b/3 clinical trial.
In addition to the foregoing presentation, we also prepare financial information related to clinical programs for various purposes. Our clinical programs consist of the following categories: Proprietary, which includes emixustat (program under the Emixustat Agreement); and In-Licensed, which includes rebamipide (program under the terminated Rebamipide Agreement) and OPA-6566 (program under the Glaucoma Agreement).
The following table presents revenue for clinical programs (in thousands, except percentages):

	Three months ended June 30,		2013 to 2014 $ Change	2013 to 2014 % Change
	2014	2013
Proprietary	$9,084	$7,713	$1,371	17.8%
	(920,754)	(781,789)	(138,965)
In-Licensed(1)	2	3,310	(3,308)	(99.9)%
	(202)	(335,501)	((335,299))
Total	$9,086	$11,023	$(1,937)	(17.6)%
	(920,956)	(1,117,290)	((196,334))

	Six months ended June 30,		2013 to 2014 $ Change	2013 to 2014 % Change
	2014	2013
Proprietary	$19,622	$19,628	$(6)	–%
	(1,988,886)	(1,989,494)	((608))
In-Licensed(1)	10	7,375	(7,365)	(99.9)%
	(1,013)	(747,530)	((746,517))
Total	$19,632	$27,003	$(7,371)	(27.3)%
	(1,989.899)	(2,737,024)	((747,125))

(1)	For the three and six months ended June 30, 2014 and 2013, the majority of In-Licensed revenue was attributable to the Rebamipide Agreement.
Proprietary. Revenue from clinical programs under the Emixustat Agreement increased by $1.4 million (JPY 141 million) for the three months ended June 30, 2014, or 17.8%, as compared to the prior year, due to increased activity associated with the Phase 2b/3 clinical trial during 2014. Revenues from clinical programs under the Emixustat Agreement remained consistent for the six months ended June 30, 2014, as compared to the prior year, since the receipt of a milestone payment of $5.0 million (JPY 506 million) associated with the initiation of the Phase 2b/3 clinical trial in the prior year period was offset by increased activity under our Emixustat Agreement associated with the clinical trial in the current year period.
In-Licensed. Revenue from In-Licensed clinical programs decreased by $3.3 million (JPY 334 million) and $7.4 million (JPY 750 million) for the three and six months ended June 30, 2014, or 99.9% and 99.9%, respectively, as compared to the prior year. The decrease was due to termination of the Rebamipide Agreement in September 2013. In September 2013, Otsuka terminated the Rebamipide Agreement for the reason that the primary end points were not met in the Phase 3 clinical trial. Accordingly, for the foreseeable future, we expect that our revenue from In-Licensed clinical programs will be materially lower than 2013 levels as a result of the termination of this agreement.
Research and development expense. Research and development expense for the three and six months ended June 30, 2014 totaled approximately $6.5 million (JPY 658 million) and $14.5 million (JPY 1,469 million), respectively, representing a decrease of approximately 17.1% and 9.4%, respectively, as compared to the prior year. The overall decrease in research and development expense compared to the prior year period was due to a $1.0 million (JPY 101 million) decrease in expenses related to clinical programs under the Glaucoma Agreement compared to the prior year period due to the completion of the Phase 1/2 study for OPA-6566, and a decrease of $3.7 million (JPY 375 million) compared to the prior year period due to the termination of the Rebamipide Agreement in September 2013. The decrease was partially offset by a $3.9 million (JPY 395 million) increase in expenses associated with emixustat due to the initiation and conduct of the Phase 2b/3 clinical trial. The expenses related to internal research decreased $0.7 million (JPY 70 million) primarily due to our strategic restructuring.
In addition to the foregoing presentation, we also prepare financial information related to our clinical programs and internal research program for various purposes. Our clinical programs consist of the following categories: Proprietary, which includes emixustat (program under the Emixustat Agreement); In-Licensed, which includes rebamipide (program under the recently terminated Rebamipide Agreement) and OPA-6566 (program under the Glaucoma Agreement); and Internal Research, which consists of costs and expenses associated with our discovery research activities related primarily to our VCM compounds.
The following table presents our research and development expenses for clinical programs and internal research programs (in thousands, except percentages):

	Three months ended June 30,		2013 to 2014 $ Change	2013 to 2014 % Change
	2014	2013
Proprietary	$6,263	$5,329	$934	17.5%
	(634,817)	(540,147)	(94,670)
In-Licensed(1)	—	1,938	(1,938)	(100)%
	—	(196,435)	((196,435))
Internal Research	238	578	(340)	(58.8)%
	(24,123)	(58,586)	((34,463))
Total	$6,501	$7,845	$(1,344)	(17.1)%
	(658,940)	(795,168)	((136,228))

	Six months ended June 30,		2013 to 2014 $ Change	2013 to 2014 % Change
	2014	2013
Proprietary	$13,943	$10,019	$3,924	39.2%
	(1,413,263)	(1,015,526)	(397,737)
In-Licensed(1)	22	4,715	(4,693)	(99.5)%
	(2,229)	(477,912)	((475,683))
Internal Research	506	1,239	(733)	(59.2)%
	(51,288)	(125,585)	((74,297))
Total	$14,471	$15,973	$(1,502)	(9.4)%
	(1,466,780)	(1,619,023)	((152,243))

(1)	For the three and six months ended June 30, 2014 and 2013, respectively, the majority of In-Licensed expenses were attributable to the Rebamipide Agreement.
Proprietary. Research and development expense related to clinical programs under the Emixustat Agreement increased $0.9 million (JPY 91 million) and $3.9 million (JPY 395 million) for the three and six months ended June 30, 2014, respectively, or 17.5% and 39.2%, respectively, as compared to the prior year. The increase was due primarily to development activity associated with the initiation and conduct of the Phase 2b/3 study for emixustat.
In-Licensed. Research and development expense related to In-Licensed clinical programs decreased $1.9 million (JPY 192 million) and $4.7 million (JPY 476 million) in the three and six months ended June 30, 2014, respectively, or 100.0% and 99.5%, respectively, as compared to the prior year, due to the termination of the Rebamipide Agreement in September 2013.
Internal Research. Research and development expense under our discovery research activities for the three and six months ended June 30, 2014 decreased $0.3 million (JPY 30 million) and $0.7 million (JPY 70 million) due to our strategic restructuring in January 2014.
General and administrative expense. General and administrative expenses for the three and six months ended June 30, 2014 totaled approximately $2.5 million (JPY 253 million) and $4.8 million (JPY 486 million), respectively, representing a decrease of approximately 23.8% and 10.1%, respectively, as compared to the prior year. The decrease was due primarily to $0.8 million (JPY 81 million) in prior year expense related to stock and related compensation granted to our CEO pursuant to his pre-IPO employment agreement, and to a lesser extent on our cost-saving efforts and restructuring.
Income tax (expense) benefit. Income tax expense for the three and six months ended June 30, 2014 totaled approximately $0.2 million (JPY 20 million) and $0.4 million (JPY 40 million), respectively. Income tax expense was approximately $0.0 million (JPY 0 million) and $2.0 million (JPY 202 million) for the three and six months ended June 30, 2013, respectively. This represented effective tax rates of 73% and 75% for the three and six months ended June 30, 2014, respectively, and 31% and 35% for the three and six months ended June 30, 2013, respectively. The difference between the U.S. federal statutory rate of 34% and our effective tax rates in 2014 was due primarily to permanent differences in book and tax earnings for stock options, meals and entertainment, and other miscellaneous items. In 2013, there were no individual items representing a greater than 5% impact on the effective tax rate.
Net income attributable to common shareholders. Please see Per Share Information in Notes on the Financial Statements.

(2) Qualitative Information on Financial Position

Prior to our IPO, we funded our operations primarily from the issuance of convertible preferred stock and contingently convertible debt and, since 2009, from cash generated from operations. Our need for cash has been limited due to

Otsuka’s funding of development activities and our receipt of milestone payments from Otsuka. On February 13, 2014, upon the closing of our IPO, we issued and sold 9,200,000 shares of common stock at approximately $17.72 (JPY 1,796 ) per share and received net proceeds of $142.0 million (JPY 14,393 million) (after underwriting discounts and commissions and offering costs). As a result of the IPO, all preferred stock and contingently convertible debt converted to common stock.
As of June 30, 2014 and December 31, 2013, we had cash, cash equivalents and investments of $177.3 million (JPY 17,971 million) and $32.4 million (JPY 3,284 million), respectively. Cash and cash equivalents include all short-term, highly liquid investments with an original maturity of three months or less at the date of purchase. Cash equivalents consist of money market funds, municipal bonds, and corporate debt securities. Short-term investments as of June 30, 2014 and December 31, 2013 were comprised of corporate debt securities, commercial paper, and certificates of deposit. Investments with maturities between three months and one year at the date of purchase are classified as short-term investments. Amounts on deposit with third-party financial institutions may exceed the applicable Federal Deposit Insurance Corporation and the Securities Investor Protection Corporation insurance limits, as applicable.
The following table shows a summary of our cash flows for the six months ended June 30, 2014 and 2013 (in thousands):

	Six months ended June 30,
	2014	2013
Cash flows provided by (used in) operating activities	$(2,265)	$921
	((229,580))	(93,352)
Cash flows used in investing activities	(126,411)	(6,934)
	((12,813,019))	((702,829))
Cash flows provided by (used in) financing activities	147,661	(1,504)
	(14,966,919)	((152,445))
Cash Flows From Operating Activities
Operating activities used $2.3 million (JPY 233 million) and generated $0.9 million (JPY 91 million) of cash and cash equivalents for the six months ended June 30, 2014 and 2013, respectively. In 2014, cash outflow was primarily the result of increases in accounts receivable of $1.6 million (JPY 162 million) due to timing of amounts earned but not yet paid, a $2.4 million (JPY 243 million) decrease in accrued compensation primarily related to payments of accrued bonuses, and decreases in accrued liabilities of $1.5 million (JPY 152 million), partially offset by an increase in deferred revenue from collaborations of $2.1 million (JPY 212 million). In 2013, cash inflow was the result of $3.7 million (JPY 375 million) of net income, $1.6 million (JPY 162 million) increase in accrued liabilities, and $1.3 million (JPY 131 million) decrease in deferred taxes, offset by a $6.1 million (JPY 618 million) increase in accounts receivable.
Cash Flows From Investing Activities
Net cash used in investing activities in the six months ended June 30, 2014 and 2013 was $126.4 million (JPY 12,811 million) and $6.9 million (JPY 699 million), respectively. These changes were primarily the result of net purchases of marketable securities.
Cash Flows From Financing Activities
Net cash provided by financing activities in the six months ended June 30, 2014 was $147.7 million (JPY 14,970 million) and net cash used in financing activities in the six months ended June 30, 2013 was $1.5 million (JPY 152 million), respectively. In 2014, cash inflow consisted of net proceeds from our IPO. In 2013, the changes were primarily the result of deferred costs associated with our IPO.
Due to the inherent uncertainty of product development, it is difficult to accurately estimate the cash needed to complete development of our product candidates. However, we expect these costs to continue to be funded by Otsuka pursuant to our development agreements.

We believe that cash from operations and our existing cash and investment balances will be sufficient to fund our ongoing operating activities, working capital, capital expenditures and other capital requirements for at least the next 12 months. Our future capital requirements will depend on many factors, including our rate of revenue growth, the expansion of our research and development activities, the timing and extent of our elections to co-promote product candidates under our collaboration agreements with Otsuka, and the timing of achievement of milestones under our collaboration agreements with Otsuka. Although we are not currently a party to any agreement or letter of intent regarding potential investments in, or acquisitions of, complementary businesses, applications or technologies, we may enter into these types of arrangements, which could require us to seek additional equity or debt financing.

	FY2013 Q2	FY2014 Q2
Stockholders’ equity ratio (%)	57%	96%
Stockholders’ equity ratio based on market prices (%)	1,411%	187%
Debt to annual cash flow ratio	13.03	–
Interest coverage ratio (times)	–	–

Stockholders' equity ratio: stockholders' equity I total assets
Stockholders' equity ratio based on market prices: market capitalization I total assets
Debt to annual cash flow ratio: interest bearing liabilities I operating cash flows
Interest coverage ratio: operating cash flows I interest payments

(Notes)
1. These indexes are calculated using U.S. GAAP figures.
2. Market capitalization is calculated based on issued and outstanding shares excluding treasury stock. Market price as of June 30, 2014 was used for the calculation.
3. Operating cash flows are the cash flows provided by operating activities on the statements of cash flows.
4. Interest-bearing liabilities include all liabilities on the balance sheets that incur interest.

(3) Qualitative Information on Operating Results Forecast
There are no changes to the earnings projections for the year ending December 31, 2014 released on February 13, 2014.
As noted in our press release dated May 9, 2014, based on the recommendation from the FDA, Acucela will not be pursuing a 12 month analysis of our Phase 2b/3 “SEATTLE” study. As a result, schedules of the clinical development activities, including the interim analysis, have been changed, resulting in lower revenue and expense for the first half of 2014, which had no impact on net income. The change of the schedule of Phase 2b/3 “SEATTLE” study-related activities will have no impact on net income or net income per share for 2014, since decrease in the total revenue is directly correlated to the same variance in the expenses as in the first half of 2014.
Potential impact on full-year revenue and expense for 2014 cannot be determined at this point. Therefore, we have not revised the 2014 full-year forecast. For more details, please refer to our press release dated August 12, 2014.

2. Information for the Summary Information -Others

(1) Changes in significant subsidiaries during the period

Not Applicable

(2) Adoption of accounting methods specific to quarterly financial statements

Income taxes are calculated based on the estimated tax rate considering tax effects for the entire fiscal year, which includes this quarterly period.

(3) Changes in accounting policies, changes in accounting estimates and restatements of prior period financial statements due to error correction

Not Applicable

3. Quarterly Financial Statements and Other Information
(1) Condensed Balance Sheets
ACUCELA INC.
CONDENSED BALANCE SHEETS
(in thousands)

	December 31,		June 30,
	2013		2014
			Unaudited
	US$	JPY	US$	JPY
Assets
Current assets:
Cash and cash equivalents	13,994	1,418,431	32,979	3,342,751
Investments	14,947	1,515,027	81,074	8,217,660
Accounts receivable from collaborations	10,262	1,040,156	11,813	1,197,365
Deferred tax asset	1,114	112,915	1,119	113,421
Prepaid expenses and other current assets	1,964	199,071	1,858	188,326
Total current assets	42,281	4,285,600	128,843	13,059,523

Property and equipment, net	1,112	112,712	861	87,270
Long-term investment	3,478	352,530	63,229	6,408,891
Long-term deferred tax asset	1,280	129,740	1,049	106,326
Deferred offering costs	5,548	562,345	–	–
Other assets	349	35,375	344	34,871
Total assets	54,048	5,478,302	194,326	19,696,881

Liabilities and shareholders’ equity
Current liabilities:
Current maturities of contingently convertible debt, related party	12,000	1,216,320	–	–
Accounts payable	754	76,425	375	38,010
Accrued liabilities	6,579	666,847	5,085	515,415
Accrued compensation	3,269	331,345	915	92,744
Deferred revenue from collaborations	–	–	2,119	214,781
Deferred rent and lease incentives	267	27,063	178	18,042
Total current liabilities	22,869	2,318,000	8,672	878,992
Commitments
Long-term deferred rent, lease incentives, and others	55	5,574	7	709
Total long-term liabilities	55	5,574	7	709

Shareholders’ equity:
Convertible preferred stock:
Series A, no par value, no shares authorized as of June 30, 2014 and 2,734 shares authorized as of December 31, 2013; issued and outstanding, no shares as of June 30, 2014 and 2,734 shares as of December 31, 2013 (liquidation value of $2,051/JPY 207,889)	2,051	207,889	–	–
Series B, no par value, no shares authorized as of June 30, 2014 and 17,900 shares authorized as of December 31, 2013; issued and outstanding, no shares as of June 30, 2014 and 17,900 shares as of December 31, 2013 (liquidation value of $13,425/JPY 1,360,758)	13,387	1,356,906	–	–
Series C, no par value, no shares authorized as of June 30, 2014 and 31,818 shares authorized as of December 31, 2013; issued and outstanding, no shares as of June 30, 2014 and 11,807 shares as of December 31, 2013 (liquidation value of $12,988/JPY 1,316,463)	12,771	1,294,468	–	–
Common stock, no par value, 100,000 shares authorized as of June 30, 2014 and 60,000 shares authorized as of December 31, 2013; issued and outstanding, 35,641 shares as of June 30, 2014 and 11,971 shares as of December 31, 2013	3,654	370,369	185,976	18,850,527
Additional paid-in capital	2,728	276,510	3,111	315,330
Accumulated other comprehensive loss	(7)	(709)	(105)	(10,642)
Accumulated deficit	(3,460)	(350,705)	(3,335)	(338,035)
Total shareholders’ equity	31,124	3,154,728	185,647	18,817,180
Total liabilities and shareholders’ equity	54,048	5,478,302	194,326	19,696,881

See accompanying notes to financial statements.

(2) Condensed Statements of Income

ACUCELA INC.
CONDENSED STATEMENTS OF INCOME
(in thousands, except per share data)

	Six Months Ended June 30,		Six Months Ended June 30,
	2013		2014
	Unaudited		Unaudited
	US$	JPY	US$	JPY
Revenue from collaborations	27,003	2,737,024	19,632	1,989,899
Expenses:
Research and development	15,973	1,619,023	14,471	1,466,780
General and administrative	5,387	546,026	4,842	490,785
Total expenses	21,360	2,165,049	19,313	1,957,565
Income (loss) from operations	5,643	571,975	319	32,334
Other income (expense), net:
Interest income	20	2,027	164	16,623
Interest expense	(60)	(6,081)	(14)	(1,419)
Other income, net	72	7,297	35	3,547
Total other income, net	32	3,243	185	18,751
Income before income tax	5,675	575,218	504	51,085
Income tax expense	(1,984)	(201,098)	(379)	(38,415)
Net income	3,691	374,120	125	12,670
Net income attributable to participating securities	2,697	273,367	0	0
Net income attributable to common shareholders	994	100,753	125	12,670
Net income per share attributable to common shareholders
Basic	0.08	8	0.00	0
Diluted	0.08	8	0.00	0
Weighted average shares used to compute net income per share attributable to common shareholders:
Basic	11,956		29,918
Diluted	12,315		30,199
See accompanying notes to financial statements.

(3) Condensed Statements of Comprehensive Income

ACUCELA INC.
CONDENSED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands)

	Six Months Ended June 30,		Six Months Ended June 30,
	2013		2014
	Unaudited		Unaudited
	US$	JPY	US$	JPY
Net income	3,691	374,120	125	12,670

Other comprehensive loss:
Net unrealized loss on securities, net of income tax of $0 (JPY 0) and $52 (JPY 5,270), respectively	(12)	(1,216)	(98)	(9,933)
Comprehensive income	3,679	372,904	27	2,737

See accompanying notes to financial statements.

(4) Condensed Statements of Stockholders Equity
ACUCELA INC.
CONDENSED STATEMENTS OF SHAREHOLDERS’ EQUITY
(in thousands)

	Convertible Preferred Stock								Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total
	Series A		Series B		Series C		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2012	2,734	2,051	17,900	13,387	11,807	12,771	11,910	3,192	1,965	–	(7,759)	25,607
		(207,889)		(1,356,906)		(1,294,468)		(323,539)	(199,172)	(–)	((786,451))	(2,595,523)
Stock-based compensation	–	–	–	–	–	–	–	–	667	–	–	667
		(–)		(–)		(–)		(–)	(67,608)	(–)	(–)	(67,608)
Tax benefit from stock-based compensation	–	–	–	–	–	–	–	–	96	–	–	96
		(–)		(–)		(–)		(–)	(9,730)	(–)	(–)	(9,730)
Common stock issued in connection with stock option exercises	–	–	–	–	–	–	30	6	–	–	–	6
		(–)		(–)		(–)		(608)	(–)	(–)	(–)	(608)
Common stock issued in connection with the restricted stock purchase agreement	–	–	–	–	–	–	31	456	–	–	–	456
		(–)		(–)		(–)		(46,222)	(–)	(–)	(–)	(46,222)
Net income	–	–	–	–	–	–	–	–	–	–	4,299	4,299
		(–)		(–)		(–)		(–)	(–)	(–)	(435,746)	(435,746)
Unrealized loss on marketable securities available for sale	–	–	–	–	–	–	–	–	–	(7)	–	(7)
		(–)		(–)		(–)		(–)	(–)	((709))	(–)	((709))
Balance at December 31, 2013	2,734	2,051	17,900	13,387	11,807	12,771	11,971	3,654	2,728	(7)	(3,460)	31,124
		(207,889)		(1,356,906)		(1,294,468)		(370,369)	(276,510)	((709))	((350,705))	(3,154,728)
Stock-based compensation	–	–	–	–	–	–	–	–	383	–	–	383
		(–)		(–)		(–)		(–)	(38,820)	(–)	(–)	(38,820)
Common stock issued in connection with stock option exercises	–	–	–	–	–	–	20	69	–	–	–	69
		(–)		(–)		(–)		(6,993)	(–)	(–)	(–)	(6,993)
Common stock issued in connection with conversion of preferred stocks upon IPO	(2,734)	(2,051)	(17,900)	(13,387)	(11,807)	(12,771)	10,814	28,209	–	–	–	–
		((207,889))		((1,356,906))		((1,294,468))		(2,859,263)	(–)	(–)	(–)	(–)
Common stock issued in connection with conversion of convertible bonds upon IPO	–	–	–	–	–	–	3,636	12,000	–	–	–	12,000
		(–)		(–)		(–)		(1,216,322)	(–)	(–)	(–)	(1,216,322)
Common stock issued in connection with IPO offering (net of IPO cost)	–	–	–	–	–	–	9,200	142,044	–	–	–	142,044
		(–)		(–)		(–)		(14,397,580)	(–)	(–)	(–)	(14,397,580)
Net income	–	–	–	–	–	–	–	–	–	–	125	125
		(–)		(–)		(–)		(–)	(–)	(–)	(12,670)	(12,670)
Unrealized loss on marketable securities available for sale	–	–	–	–	–	–	–	–	–	(98)	–	(98)
		(–)		(–)		(–)		(–)	(–)	((9,933))	(–)	((9,933))
Balance at June 30, 2014	–	–	–	–	–	–	35,641	185,976	3,111	(105)	(3,335)	185,647
		(–)		(–)		(–)		(18,850,527)	(315,330)	((10,642))	((338,035))	(18,817,180)

See accompanying notes to financial statements.

(5) Condensed Statements of Cash Flows

ACUCELA INC.
CONDENSED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,		Six Months Ended June 30,
	2013		2014
	Unaudited		Unaudited
	US$	JPY	US$	JPY
Cash flows from operating activities
Net income	3,691	374,120	125	12,670
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	258	26,150	255	25,848
Stock-based compensation	841	85,243	383	38,820
Amortization of premium/discount on marketable securities	114	11,555	379	38,415
Deferred taxes	1,276	129,335	278	28,178
Changes in operating assets and liabilities:
Accounts receivable from collaborations	(6,078)	(616,066)	(1,551)	(157,209)
Prepaid expenses and other current assets	(548)	(55,545)	106	10,744
Accounts payable	(211)	(21,386)	(379)	(38,415)
Accrued liabilities	1,591	161,263	(1,494)	(151,431)
Accrued compensation	(794)	(80,479)	(2,354)	(238,601)
Deferred rent and lease incentives	(129)	(13,075)	(137)	(13,886)
Deferred revenue from collaborations	896	90,818	2,119	214,781
Other assets	14	1,419	5	506
Net cash provided by (used in) operating activities	921	93,352	(2,265)	(229,580)

Cash flows from investing activities
Purchases of marketable securities available for sale	(13,805)	(1,399,274)	(141,312)	(14,323,384)
Maturities of marketable securities available for sale	7,306	740,536	14,905	1,510,770
Additions to property and equipment	(435)	(44,091)	(4)	(405)
Net cash used in investing activities	(6,934)	(702,829)	(126,411)	(12,813,019)

Cash flows from financing activities
Proceeds from issuance of common stock	6	608	149,206	15,123,520
Restricted Investment Income	(28)	(2,838)	–	–
Payments for deferred offering costs	(1,605)	(162,682)	(1,545)	(156,601)
Excess tax benefit from stock-based compensation	123	12,467	–	–
Net cash provided by (used in) financing activities	(1,504)	(152,445)	147,661	14,966,919

Increase (decrease) in cash and cash equivalents	(7,517)	(761,922)	18,985	1,924,320

Cash and cash equivalents – beginning of period	16,639	1,686,529	13,994	1,418,431
Cash and cash equivalents – end of period	9,122	924,607	32,979	3,342,751

Supplemental disclosure
Deferred offering costs	–	–	5,548	562,345
Conversion of convertible preferred stock upon IPO	–	–	28,209	2,859,264
Conversion of contingently convertible debt, related party, upon IPO	–	–	12,000	1,216,320
See accompanying notes to financial statements.

(6) Note regarding Assumption of Going Concern – None noted

(7) Note regarding Significant Changes in the Amount of Shareholders' Equity

Please see "Additional Information - Initial Public Offering" section in (8) Notes on the Financial Statements.

(8) Notes on the Financial Statements
(Note 1) Accounting Principles, Procedures and Presentation of the Financial Statements

The company prepares the financial statements in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP"). U.S. GAAP is codified in the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC"), which is the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities. Certain adjustments and reclassifications have been incorporated in the accompanying financial statements to present them in conformity with U.S. GAAP.
(Note 2) Significant Accounting Policies

Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.
Segments
We operate in one segment, pharmaceutical product development. All of our significant assets are located in the United States. During the six months ended June 30, 2014 and 2013, all of our revenue was generated in the United States.

(Note 3) Per Share Information

	FY2013 Q2	FY2014 Q2
Numerator:
Net Income (US$ in thousands (JPY in thousands)	3,691 (374,120)	125 (12,670)
Net income attributable to participating securities (US$ in thousands (JPY in thousands)	2,697 (273,367)	0 (0)
Net income attributable to common shareholders (US$ in thousands (JPY in thousands)	994 (100,753)	125 (12,670)
Denominator:
Basic weighted average shares of common stock outstanding (shares)	11,956,022	29,917,800
Dilutive effect of exercise of stock options (shares)	358,874	280,746
Diluted weighted average shares of common stock outstanding (shares)	12,314,896	30,198,546
Basic net income per share (common stock) (US$ (JPY))	0.08 (8)	0.00 (0)
Diluted net income per share (common Stock) (US$ (JPY))	0.08 (8)	0.00 (0)

(Note 4) Significant Subsequent Events

No significant subsequent events noted as of the date of filing of this report.

Additional Information - Initial Public Offering

On February 13, 2014, we completed our initial public offering ("IPO") whereby 9,200,000 shares of common stock were sold to the public at a price of $17.72 (JPY 1,796) per share. We received aggregate proceeds of $142.0 million (JPY 14,393 million) from the initial public offering ("IPO"), net of underwriters’ discounts and commissions, and offering expenses. Upon the closing of the IPO, all shares of our outstanding convertible preferred stock automatically converted into 10,813,867 shares of common stock and $12.0 million (JPY 1,216 million) of outstanding principal underlying a convertible note that we issued to SBI Holdings, Inc. in May 2006, automatically converted into 3,636,365 shares of common stock.

(Note 5) Difference between US GAAP and Japanese GAAP

The financial statements of Acucela Inc. presented in this report conform with US GAAP. Such principles vary from the accounting principles generally accepted in Japan (“Japanese GAAP”). Significant differences between Japanese GAAP and US GAAP are summarized below. These differences are not necessarily the only differences and other differences may exist:

US GAAP	Japanese GAAP

Revenue Recognition
In the United States, in accordance with the authoritative accounting guideline (which summarizes the views of certain of the staff of the Securities and Exchange Commission (the "SEC")) publicized and amended by the SEC, revenue shall be recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery of products has occurred or services have been rendered; (3) the seller's price to the buyer is fixed or determinable; and (4) collectibility is reasonably assured. In addition, another authoritative accounting guideline on revenue recognition has been added to arrangements in which multiple products or services are provided; the amendment has been applicable to the Company prospectively, as from November 1, 2010.

In the United States, in October 2009, the FASB amended the guideline on revenue recognition with regard to multi-element arrangements. The guideline has eliminated the residual method of allocation with regard to revenue recognition and requires that if neither vendor-specific objective evidence (VSOE) nor third-party evidence (TPE) is available, management's best estimate of the selling price of each element in the relevant arrangement be used.

Furthermore, in April 2010, the FASB publicized guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research or development transactions; the guidance was early adopted by the Company as of December 31, 2009.

Revenue Recognition
In Japan, the authoritative guidance states that revenues are recognized upon sale of goods or provision of services in accordance with the principle of realization. The authoritative guidance in Japan is not as prescriptive as US GAAP.

Marketable Securities
At each reporting period, the Company determines whether a decline in the value of marketable securities and investments is temporary, based on the criteria that include the duration and extent of the market decline, the financial position and business outlook of the issuer and the intent and ability of the Company to retain the marketable securities and investments for a sufficient period of time for anticipated recovery in fair value. If a decline in the value of marketable securities and investments is determined to be other than temporary, the difference between the book value and the fair value shall be recorded as an impairment charge in the statement of income.

Marketable Securities
For securities where there is a market price or rationally calculable value, the fair value after the significant drop should be used as the new book value, unless the fair value is expected to recover. The valuation differences are treated as loss for the accounting period.

Compensated Absences Under ASC Topic 710, Compensation - General 10-25, a liability for compensation for future absences is recorded if certain criteria are met.	Compensated Absences There is no requirement to record accruals for compensated absences under Japanese GAAP.

Stock Option
In the United States, stock-based compensation, including stock options, shall be accounted for in accordance with the guidance of ASC Topic 718, Compensation - Stock Compensation. The guidance, which requires the recognition of cost of all stock-based payment transactions on the financial statements, requires entities to determine fair value as a measuring object and apply a measurement method based on fair value in accounting for stock-based payment transactions.

Stock-based compensation classified as equity shall be accounted for with adjustment made to paid-in surplus and shall not be stated separately on the balance sheet.

Stock Option
In Japan, in accordance with the Accounting Standards Board of Japan (ASBJ) Accounting Standard - ASBJ Statement No. 8, Accounting Standard for Stock-based Payment, with regard to stock options granted on or after May 1, 2006, such compensation costs shall be recognized based on fair appraisal value thereof as of the grant date for the period from the grant date of the stock options to the date on which the stock options become exercisable, and the corresponding amount shall be recorded as a separate item in the "net assets section" of the balance sheet. With regard to stock options granted prior to May 1, 2006, no specified accounting standard exist and generally, no compensation cost is recognized. The stock acquisition right account would be reversed when the options are expired unused and reversal gain is recognized in earnings.

Research and Development
In the United States, in accordance with ASC 730 (previously, EITF 07-3, Accounting for Nonrefundable Advance Payments for Goods or Services Received for Use in Future Research and Development Activities), nonrefundable advance payments for goods or services that will be used or rendered for future research and development activities shall be deferred, and shall be amortized for the period during which goods or services are used or rendered, based on the evaluation of their recoverability.

Research and Development In Japan, no such accounting treatment is required.

Fair Value
In the United States, ASC Topic 820, Fair Value Measurements and Disclosures defines fair value, provides a framework for fair value measurements and expands disclosures about fair value measurements. With regard to the definition of fair value, while the guidance under Topic 820 still uses the concept of a price for exchange, it expressly provides that the price is a price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants on the measurement date. ASC Topic 820 emphasizes that fair value is a market-based value and is not an entity-specific value. It also establishes a multi-level hierarchy of fair values as a framework for fair value measurements and requires expanded disclosures of assets and liabilities measured at fair value.

Fair Value
In Japan, there is no comprehensive accounting standard for fair value measurements. In the respective accounting standards for financial instruments and nonfinancial assets and liabilities, fair value is defined as a value based on a market price or if no market price is available, a reasonably assessed value.

Subsequent Event Disclosure
The scope is events or transactions that occur after the balance sheet date but before financial statements are issued or are available to be issued. Financial statements are considered available to be issued when they are complete in a form and format that complies with GAAP and all approvals necessary for issuance have been obtained.

Subsequent Event Disclosure
“Audit Treatment for Subsequent Events” defines subsequent events, which are within the scope of the financial statements audit, as events which occur after the balance sheet date and before the reporting date. Because it includes the definition, scope and treatment of subsequent events, it is used as a practical guide for accounting. In addition, it sets the rules for the events which occur after the reporting date and before the submission date of the annual security report.